                                                                    Exhibit 12.1


Computation of Ratio of Earnings to Fixed Charges
(Millions of dollars)

                                                                    Six Months Ended   Three Months Ended
                                                                        June 30,             March 31,
                                                                          2001                2001
                                                                       --------             --------
EARNINGS:
Income (loss) before taxes, minority interests
     and equity in earnings (losses) of
     affiliated companies and cumulative effect
     of accounting change                                                 (76.5)               (14.7)

Amortization of previously capitalized interest expense                     2.1                  1.9
                                                                       --------             --------

     Earnings before fixed charges                                        (74.4)               (12.8)

Gross fixed charges                                                    $  112.9             $   55.3

Less interest capitalized                                                  (0.6)                (0.6)

                                                                       --------             --------
     Earnings                                                          $   37.9             $   41.9
                                                                       ========             ========

FIXED CHARGES:
Interest expense
     Expensed                                                             106.5                 51.8
     Capitalized                                                            0.6                  0.6
                                                                       --------             --------
                                                                          107.1                 52.4

Amortization of debt expenses, debt premiums and discounts                  1.0                  0.5
Portion of rental expense representative of interest factor                 4.8                  2.4
                                                                       --------             --------
                                                                       $  112.9             $   55.3
                                                                       ========             ========


                                                                       --------             --------
RATIO OF EARNINGS TO FIXED CHARGES                                          (D)                  (C)
                                                                       ========             ========




SUPPLEMENTAL INFORMATION TO INCORPORATE THE
     EFFECT OF NON-RECURRING ITEMS

EARNINGS:
Income (loss) before taxes, minority interests
     and equity in earnings (losses) of
     affiliated companies and cumulative effect
     of accounting change                                              $  (76.5)            $  (14.7)

Net non-recurring charges (gains) (B)                                     (21.4)               (28.9)

Amortization of previously capitalized interest expense                     2.1                  1.9
                                                                       --------             --------

     Earnings before fixed charges                                        (95.8)               (41.7)

Gross fixed charges                                                       112.9                 55.3

Less interest capitalized                                                  (0.6)                (0.6)

                                                                       --------             --------
     Earnings                                                          $   16.5             $   13.0
                                                                       ========             ========

FIXED CHARGES:
Interest expense
     Expensed                                                             106.5                 51.8
     Capitalized                                                            0.6                  0.6
                                                                       --------             --------
                                                                          107.1                 52.4

Amortization of debt expenses, debt premiums and discounts                  1.0                  0.5
Portion of rental expense representative of interest factor                 4.8                  2.4
                                                                       --------             --------
                                                                       $  112.9             $   55.3
                                                                       ========             ========

RATIO OF EARNINGS TO FIXED CHARGES AFTER
                                                                       --------             --------
     INCORPORATING NON-RECURRING ITEMS                                      (F)                  (E)
                                                                       ========             ========



                                                                                      Year ended December 31,
                                                                2000        1999        1998        1997        1996        1995
                                                              --------------------------------------------------------------------
EARNINGS:
Income (loss) before taxes, minority interests
     and equity in earnings (losses) of
     affiliated companies and cumulative effect
     of accounting change                                         53.7    $ (426.7)   $  337.0    $  581.9    $  687.5    $1,075.7

Amortization of previously capitalized interest expense            7.5         7.6         8.0         7.2         7.0         6.7
                                                              --------------------------------------------------------------------

     Earnings before fixed charges                                61.2      (419.1)      345.0       589.1       694.5     1,082.4

Gross fixed charges                                           $  226.0    $  126.2    $  101.0    $   80.2    $   73.0    $   70.9

Less interest capitalized                                         (4.5)       (0.2)       (1.9)      (11.7)       (1.9)       (3.2)

                                                              --------------------------------------------------------------------
     Earnings                                                 $  282.7    $ (293.1)   $  444.1    $  657.6    $  765.6    $1,150.1
                                                              ====================================================================

FIXED CHARGES:
Interest expense
     Expensed                                                    209.6       116.8        90.6        55.8        62.3        58.1
     Capitalized                                                   4.5         0.2         1.9        11.7         1.9         3.2
                                                              --------------------------------------------------------------------
                                                                 214.1       117.0        92.5        67.5        64.2        61.3

Amortization of debt expenses, debt premiums and discounts         2.2         3.4         3.9         6.5         3.6         3.3
Portion of rental expense representative of interest factor        9.7         5.8         4.6         6.2         5.2         6.3
                                                              --------------------------------------------------------------------
                                                              $  226.0    $  126.2    $  101.0    $   80.2    $   73.0    $   70.9
                                                              ====================================================================


                                                              --------------------------------------------------------------------
RATIO OF EARNINGS TO FIXED CHARGES                                 1.3         (A)         4.4         8.2        10.5        16.2
                                                              ====================================================================




SUPPLEMENTAL INFORMATION TO INCORPORATE THE
     EFFECT OF NON-RECURRING ITEMS

EARNINGS:
Income (loss) before taxes, minority interests
     and equity in earnings (losses) of
     affiliated companies and cumulative effect
     of accounting change                                     $   53.7    $ (426.7)   $  337.0    $  581.9    $  687.5    $1,075.7

Net non-recurring charges (gains) (B)                             59.6       455.4      (190.9)       45.9        10.0       (26.8)

Amortization of previously capitalized interest expense            7.5         7.6         8.0         7.2         7.0         6.7
                                                              --------------------------------------------------------------------

     Earnings before fixed charges                               120.8        36.3       154.1       635.0       704.5     1,055.6

Gross fixed charges                                              226.0       126.2       101.0        80.2        73.0        70.9

Less interest capitalized                                         (4.5)       (0.2)       (1.9)      (11.7)       (1.9)       (3.2)

                                                              --------------------------------------------------------------------
     Earnings                                                 $  342.3    $  162.3    $  253.2    $  703.5    $  775.6    $1,123.3
                                                              ====================================================================

FIXED CHARGES:
Interest expense
     Expensed                                                    209.6       116.8        90.6        55.8        62.3        58.1
     Capitalized                                                   4.5         0.2         1.9        11.7         1.9         3.2
                                                              --------------------------------------------------------------------
                                                                 214.1       117.0        92.5        67.5        64.2        61.3

Amortization of debt expenses, debt premiums and discounts         2.2         3.4         3.9         6.5         3.6         3.3
Portion of rental expense representative of interest factor        9.7         5.8         4.6         6.2         5.2         6.3
                                                              --------------------------------------------------------------------
                                                              $  226.0    $  126.2    $  101.0    $   80.2    $   73.0    $   70.9
                                                              ====================================================================

RATIO OF EARNINGS TO FIXED CHARGES AFTER
                                                              --------------------------------------------------------------------
     INCORPORATING NON-RECURRING ITEMS                             1.5         1.3         2.5         8.8        10.6        15.8
                                                              ====================================================================




(A) Due to the loss recorded in 1999, the ratio coverage was less than 1:1. Phelps Dodge would have needed to generate additional earnings of $419.3 million to achieve a coverage of 1:1 in 1999.

(B) As previously reported in the consolidated financial statements of the Company for the corresponding period.

(C) Fixed charges exceeded earnings for the three month period ended March 31, 2001 therefore the ratio coverage was less than 1:1. The Company must generate additional earnings of $13.4 million to achieve a coverage of 1:1.

(D) Fixed charges exceeded earnings for the six month period ended June 30, 2001 therefore the ratio coverage was less than 1:1. The Company must generate additional earnings of $75.0 million to achieve a coverage of 1:1.

(E) Fixed charges exceeded earnings for the six month period ended June 30, 2001 therefore the ratio coverage was less than 1:1. The Company must generate additional earnings of $42.3 million to achieve a coverage of 1:1.

(F) Fixed charges exceeded earnings for the six month period ended June 30, 2001 therefore the ratio coverage was less than 1:1. The Company must generate additional earnings of $96.4 million to achieve a coverage of 1:1.